Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Entity	Jurisdiction
InfraREIT Partners, LP	Delaware

Sharyland Distribution & Transmission Services, L.L.C.	Texas

Transmission and Distribution Company, L.L.C.	Texas